Contact At Once!, LLC

Consolidated Financial Statements
December 31, 2013 and 2012

Table of Contents

Independent Auditor’s Report	1

Consolidated Financial Statements

Consolidated Balance Sheets	3

Consolidated Statements of Income and Comprehensive Income	4

Consolidated Statements of Members’ Deficiency	5

Consolidated Statements of Cash Flows	6

Notes to Consolidated Financial Statements	7

Supplemental Information

Independent Auditor’s Report on Supplemental Information	19

Consolidated Schedules of Selling, General and Administrative Expenses	20

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors
Contact At Once!, LLC

We have audited the accompanying consolidated financial statements of Contact At Once!, LLC (a Limited Liability Company), which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of income and comprehensive income, members’ deficiency, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States. This includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Contact At Once!, LLC as of December 31, 2013 and 2012, and the results of their operations and cash flows for the years then ended in accordance with accounting principles generally accepted in the United States.

Correction of Error
As discussed in Note 3 paragraph 2 to the financial statements, certain errors in recording of commissions expense were discovered by management of the Company subsequent to issuance of the December 31, 2012 financial statements. Accordingly, the Company has restated the financial statements as described in Note 3 paragraph 2.

Emphasis of Matter
As discussed in Note 3 paragraph 1 to the financial statements, on November 12, 2014, the Company was acquired by LivePerson, Inc. Under United States Security and Exchange Commission regulation S-X preferred members units were restated. Our opinion is not modified with respect to this matter.

May 7, 2014, except as to Note 3 paragraph 1 and the Emphasis of Matter in our opinion, which is as of January 22, 2015.

/s/ Windham Brannon P.C.
Certified Public Accountants

Contact At Once!, LLC
Consolidated Balance Sheets
December 31, 2013 and 2012

	2013	Restated 2012
Assets

Current assets
Cash and cash equivalents	$2,972,456	$3,524,247
Accounts receivable, net of allowance for doubtful
accounts of $96,151and $64,913, respectively	2,072,248	1,666,092
Prepaid expenses and other current assets	246,273	287,177

Total current assets	5,290,977	5,477,516

Property and equipment, net	246,923	144,749
Licenses	105,000	105,000
Other assets	43,294	37,190
Goodwill	592,185	—
Other intangible assets, net	1,483,065	—

Total assets	$7,761,444	$5,764,455

Liabilities and members’ deficiency

Current liabilities
Accounts payable	$214,386	$130,494
Deferred revenue	101,552	84,210
Accrued payroll	1,014,109	661,839
Deferred rent, current portion	66,277	7,623
Holdback payment	210,000	—
Accrued expenses and other liabilities	378,765	347,474

Total current liabilities	1,985,089	1,231,640

Deferred rent, net of current portion	227,118	140,552

Total liabilities	2,212,207	1,372,192

Redeemable preferred membership units	6,530,405	5,411,201

Members’ deficiency
Common membership units	(995,654)	(1,018,938)
Accumulated other comprehensive income	14,486	—

Total members’ deficiency	(981,168)	(1,018,938)

Total liabilities and members’ deficiency	$7,761,444	$5,764,455

The accompanying notes are an integral part of these consolidated financial statements.

Contact At Once!, LLC
Consolidated Statements of Income and Comprehensive Income
For the Years Ended December 31, 2013 and 2012

	2013	Restated 2012

Revenues
Subscription licenses	$16,066,778	$10,956,750
Managed chat services	1,607,025	1,215,007
Start-up fees	121,023	120,850

Total revenues	17,794,826	12,292,607

Cost of revenues	3,929,126	2,065,436

Gross profit	13,865,700	10,227,171

Selling, general and administrative expenses	11,548,286	8,049,592

Income from operations	2,317,414	2,177,579

Other income (expense)	(19,766)	13,211

Net income	2,297,648	2,190,790

Other comprehensive income
Foreign currency translation adjustments	14,486	—

Total comprehensive income	$2,312,134	$2,190,790

The accompanying notes are an integral part of these consolidated financial statements.

Contact At Once!, LLC
Consolidated Statements of Members’ Deficiency
For the Years Ended December 31, 2013 and 2012

			Accumulated
	Common		Other	Total
	Membership Units		Comprehensive	Members’
	Units	Amount	Income	Equity

Balance, December 31, 2011 (Restated)	1,005,000	$(485,144)	$—	$(485,144)

Unit redemption	(86,679)	(1,295,851)	—	(1,295,851)

Distributions to members	—	(292,703)	—	(292,703)

Exercise of awarded membership units	7,500	75	—	75

Compensation cost of awarded membership units	—	54,914	—	54,914

Net income (Restated)	—	999,771	—	999,771

Balance, December 31, 2012 (Restated)	925,821	(1,018,938)	—	(1,018,938)

Distributions to members	—	(728,972)	—	(728,972)

Exercise of awarded membership units	1,087	1,360	—	1,360

Compensation cost of awarded membership units	—	80,233	—	80,233

Net income	—	670,663	—	670,663

Foreign currency translation adjustment	—	—	14,486	14,486

Balance, December 31, 2013	926,908	$(995,654)	$14,486	$(981,168)

Contact At Once!, LLC
Consolidated Statements of Cash Flow
For the Years Ended December 31, 2013 and 2012

	2013	Restated 2012

Cash flows from operating activities
Net income	$2,297,648	$2,190,790
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	79,840	34,998
Bad debt expense	143,542	85,967
Non-cash compensation expense	80,233	54,914
Loss on sale of equipment	733	—
Changes in assets and liabilities:
Accounts receivable	(541,883)	(832,705)
Prepaid expenses	40,904	(135,689)
Other assets	(6,104)	(29,437)
Accounts payable	83,892	74,698
Deferred revenue	17,342	21,969
Accrued payroll	352,270	526,415
Accrued expenses and other liabilities	(19,793)	235,270
Deferred rent	145,220	124,373

Net cash provided by operating activities	2,673,844	2,351,563

Cash flows from investing activities
Purchase of property and equipment	(114,988)	(112,860)
Proceeds from the sale of property and equipment	260	—
Business acquisition	(1,890,000)	—
Purchase of licenses	—	(105,000)

Net cash used by investing activities	(2,004,728)	(217,860)

Cash flows from financing activities
Sale of series B preferred units, net	—	2,959,118
Unit redemption	—	(1,499,904)
Distributions to members	(1,236,753)	(472,231)
Exercise of membership units	1,360	75

Net cash (used ) provided by financing activities	(1,235,393)	987,058

Effect of changes in exchange rates on cash	14,486	—

Net change in cash	(551,791)	3,120,761

Cash and equivalents, beginning of year	3,524,247	403,486

Cash and equivalents, end of year	$2,972,456	$3,524,247

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$3,698	$1,144
Noncash investing activities
Leasehold improvements acquired as lease incentives	$51,084	$14,786

The accompanying notes are an integral part of these consolidated financial statements.

Contact At Once!, LLC
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

1.Organization and Business

Nature of Business

Contact At Once!, LLC (the Company) was organized in May 2004 in the state of Georgia. The Company commenced operations in January 2005 as a limited liability company in accordance with the laws of the State of Georgia. Simultaneously with the formation of the Company, the Company’s members entered into an operating agreement in January 2005 (the Operating Agreement). The Operating Agreement was amended in 2012 (see Note 9).

The purpose of the Company is to develop, market, and sell a service of instantly connecting consumers with advertisers through instant messaging, text messaging, chat, social media and video over the Internet, throughout North America and the United Kingdom.

Principles of Consolidation

On January 1, 2013, the Company formed Contact At Once!, LTD (LTD), a wholly-owned subsidiary operating in the United Kingdom. The accompanying financial statements include the accounts of the Company and LTD. For purposes of consolidated reporting, transactions between the Company and LTD have been eliminated.

2.Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could vary from these estimates.

Revenue Recognition

Revenues consist of subscription licenses, managed chat services and start-up fees. Subscription licenses are monthly recurring fees for services contracted for a set term. Managed chat services are amounts for providing the answering of shopper-initiated communications on behalf of merchants. Subscription licenses and chat answering services occur on a consistent basis over the term of the contract, and the revenues associated with those services are recognized as the services are provided. Start-up fees are the initial charges for set-up and installation of a new services contract. Deferred revenue is recorded for amounts billed or collected by the Company before satisfying revenue recognition criteria; start-up fees billed to customers are deferred and recognized over the term of the contract. Start-up fees for customers with month-to-month contracts are recognized at the start of the contract.

Contact At Once!, LLC
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term securities purchased with a maturity date of three months or less to be cash equivalents. Cash is maintained in bank deposit accounts and money market accounts with three major U.S. financial institutions. In order to increase the amount of cash insured by the federal government, the Company maintains cash in certificates of deposit issued by one or more FDIC-insured depository institutions. At December 31, 2013, $950,217 was invested in certificates of deposit maturing in January 2014 with interest at an annual rate of 0.05%. There were no such investments at December 31, 2012.

Accounts Receivable

Accounts receivable are stated net of an allowance for doubtful accounts. The allowance for doubtful accounts is estimated based on an analysis of specific customers, taking into consideration the age of past due accounts and an assessment of the customer’s ability to pay. Accounts receivable are charged off when, in management’s judgment, the likelihood of collection is remote. The Company does not require collateral on accounts receivable. Bad debt expense amounted to $143,542 and $85,967 for the years ended December 31, 2013 and 2012, respectively.

License

In 2012, the Company entered into an agreement to license the rights to certain patents. The purchase price paid for the license was $105,000 which represents its fair value. The amount was recorded as an intangible asset and, since the license is irrevocable and perpetual in life, no amortization is recorded. The Company evaluates the recoverability of intangible assets whenever events or changes in circumstances indicate that an intangible asset’s carrying amount may not be recoverable.

Foreign Currency Translation and Transactions

The financial position and results of operations of the Company’s foreign subsidiary are measured using the foreign subsidiary’s local currency as the functional currency. Revenues and expenses of such subsidiaries have been translated into U.S. dollars at average exchange rates prevailing during the period. Assets and liabilities have been translated at the rates of exchange on the balance sheet date. The resulting translation gain and loss adjustments are recorded directly as a separate component of members’ equity, unless there is a sale or complete liquidation of the underlying foreign investments. Foreign currency translation adjustments resulted in gains of $14,486 in 2013, the subsidiary’s first year of operations.

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Foreign currency transaction gains and losses included in operations totaled a net gain of $15,802 and a net loss of $14,189 for the years ended December 31, 2013 and 2012, respectively.

Contact At Once!, LLC
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

Sales Taxes

The Company’s policy is to present sales taxes collected from customers and remitted to governmental authorities on a net basis. The Company records the amounts collected as a current liability and relieves such liability upon remittance to the taxing authority without impacting revenues or expenses.

Income Taxes

The Company is organized as a limited liability company and files as a partnership for income tax purposes. The Company does not incur income tax liabilities or receive tax benefits from its income or loss (except in special situations), but passes through the income or loss to be reported on the individual income tax returns of the Company’s members. Accordingly, no provision or liability for income taxes is included in the accompanying financial statements.

Management of the Company considers the likelihood of changes by taxing authorities in its filed income tax returns and would disclose potential significant changes that management believes are more likely than not to occur upon examination by tax authorities. Management has not identified any uncertain tax positions in filed income tax returns that require disclosure in the accompanying financial statements. The Company’s income tax returns for the past three years are subject to examination by tax authorities, and may change upon examination.

Property and Equipment

Property and equipment are stated at cost. Major improvements, which extend or improve the lives of existing property and equipment, are capitalized. Expenditures for maintenance and repairs, which do not extend or improve the lives of the applicable assets, are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Depreciation of leasehold improvements is provided using the straight-line method over the shorter of the remaining lease term or the remaining estimated lives of the improvements.

Goodwill and Other Intangible Assets

Goodwill represents the excess of costs over fair value of assets of business acquired. Goodwill acquired in a purchase business combination is not amortized, but instead tested for impairment annually or more frequently if events or circumstances indicate that the asset might be impaired. Other intangible assets are amortized over their estimated useful lives and reviewed for impairment.

Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred. Advertising expense was $388,419 and $188,609 for the years ended December 31, 2013 and 2012, respectively.

Contact At Once!, LLC
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

Employee Membership Units Option Agreements

The Company has adopted the fair value based method of accounting for its employee membership units option agreements.

Concentrations

Financial instruments that subject the Company to credit risk consist primarily of accounts receivable and cash. One customer accounted for 10% of accounts receivable as of December 31, 2013, and no customer accounted for greater than 10% of revenues for the year then ended. One customer accounted for 12% of accounts receivable as of December 31, 2012, no customer accounted for greater than 10% of revenues for the year then ended.

The Company’s operations in the United Kingdom are relatively insignificant, comprising 4% of 2013 revenues and 7% of assets as of December 31, 2013. United Kingdom operations in 2012 comprised less than 1% of revenues and 6% of assets as of December 31, 2012.

Reclassifications

Certain prior year amounts have been reclassified to conform to current year presentation.

Subsequent Events

Management evaluates events occurring subsequent to the date of the financial statements in determining the accounting for and disclosure of transactions and events that affect the financial statements. Subsequent events have been evaluated through May 7, 2014, which is the date the financial statements were issued.

3.Restatement

On November 12, 2014 the Company was acquired by LivePerson, Inc. The Company has restated its 2013 and 2012 financial statements to comply with United States Securities and Exchange Commission regulation S-X, and the appropriate applicable accounting literature which requires that preferred members’ units be classified outside of permanent Members’ Equity (Deficiency). The accompanying financial statements for 2013 and 2012 have been restated to reflect the classification for public company filings. The effect of the adjustments decreased Members Equity (Deficiency) in the amounts of $6,530,405 and $5,411,201 as of December 31, 2013 and 2012, respectively.

The Company has restated its previously issued 2012 financial statements to properly record sales commissions payable at the beginning and end of the year. The accompanying financial statements for 2012 have been restated to reflect the corrections. The effect of the adjustments decreased Member’s Equity as of December 31, 2012 and 2011 in the amounts of $177,000 and $98,000, respectively, increased accrued payroll at December 31, 2012 by $177,000, and decreased net income for the year ended December 31, 2012 in the amount of $79,000.

Contact At Once!, LLC
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

4.Business Acquisition and Other Intangible Assets

On December 10, 2013, the Company acquired a direct chat business from a third party for $1,890,000 in cash and a $210,000 holdback payment payable December 10, 2014. The holdback payment may be reduced by certain items, as identified in the purchase agreement. Under the agreement, the purchase included a customer base as well as a related 5-year non-compete agreement from the seller. Each of these intangible assets has an expected useful life of 5 years. The goodwill arising from the acquisition consists largely of synergies from the business combination and expected revenue increases from exposure to the seller’s customers.

The estimated fair values of the assets acquired under the purchase agreement consist of the following:

Customer base	$1,400,000
Non-compete agreement	100,000
Accounts receivable	7,815
Goodwill	592,185

$2,100,000

Other intangible assets include the customer base and non-compete agreement totaling $1,500,000, and are net of accumulated amortization of $16,935. Amortization expense related to the purchased intangible assets for the year ended December 31, 2013 was $16,935.

Expected amortization of the intangible assets is as follows for the years ending December 31:

2014	$300,000
2015	300,000
2016	300,000
2017	300,000
2018	283,065

Total	$1,483,065

Contact At Once!, LLC
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

5.Property and Equipment

Property and equipment consist of the following as of December 31, 2013 and 2012:

	Estimated
	Useful Lives	2013	2012

Computer equipment	3 years	$168,726	$112,763
Office equipment	3 years	34,667	34,070
Leasehold improvements	3 years	73,430	22,346
Furniture and fixtures	3-5 years	103,397	52,841
Software	2 years	2,227	2,227
		382,447	224,247
Accumulated depreciation		(135,524)	(79,498)

Property and equipment, net		$246,923	$144,749

Depreciation expense for the years ended December 31, 2013 and 2012 was $62,905 and $34,998, respectively.

6.Employee Benefit Plan

The Company has a 401(k) plan which covers employees over age 21 who have attained three months of service. The Company matches 100% of the first 4% of eligible compensation. Retirement plan contribution expense included in cost of revenues and general and administrative expense totaled $158,344 and $108,341 for the years ended December 31, 2013 and 2012, respectively.

7.Lease Commitments

The Company leases office space under non-cancelable operating leases. The Company’s future minimum lease commitment under the operating leases is as follows for the years ending December 31:

2014	$463,964
2015	534,062
2016	362,545

Total	$1,360,571

Contact At Once!, LLC
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

The Company recognizes rent expense for office space using the straight-line method over the term of the lease. Deferred rent as of December 31, 2013 and 2012, totaled $293,395 and $148,175, respectively. Rent expense was $373,979 and $174,431 for the years ended December 31, 2013 and 2012, respectively.

8.	Line of Credit

The Company has a revolving line of credit agreement with a financial institution that expires on September 23, 2014 for the lesser of $1,500,000 or a borrowing base equal to 80% of accounts receivable. The line of credit is collateralized by all personal property of the Company. Interest on outstanding borrowings is calculated daily at the prime rate plus 1.0% with a floor of 6.0%. At December 31, 2013 the interest rate was 6.0%. The line of credit is subject to a financial covenant, as defined, a liquidity calculation. The Company was in compliance with this financial covenant as of December 31, 2013 and 2012. Since inception, the Company has never drawn on the line of credit; as a result, the Company had no outstanding balance as of December 31, 2013 and 2012.

9.	Preferred and Common Membership Units

The Operating Agreement provides for the issuance of voting Preferred and Common Membership Units. Preferred Members have rights, powers and preferences that are prioritized over Common Members. Preferred Members are also entitled to distributions.

As of December 31, 2011, the Company had two classes of membership units outstanding: 1,005,000 Common Units and 474,237 Series A Preferred Units. Effective April 26, 2012, the Company entered into an agreement whereby it issued 200,693 Series B Preferred Units in exchange for $3,000,000 in cash. At the time of issuing the Series B Preferred Units, the Company restated the 2008 Operating Agreement to set forth and to establish the respective economic and other rights of the members and procedures for governance of the Company. The holders of record of the different classes and series of units have certain rights and obligations associated with their Membership Interests. Each of the Preferred Units issued and outstanding pursuant to the 2008 Agreement were redesignated as Series A Preferred Units.

Also in conjunction with the issuance of the Series B units, the Company repurchased 86,679 Common Membership Units and 13,649 Series A Preferred Units for a total of $1,499,904. These units were retired upon repurchase.

The total number of units of all classes which the Board of Directors has the authority to issue is 2,549,716 and consists of: (i) 460,588 Series A Preferred Units, (ii) 200,693 Series B Preferred Units, and (iii) 1,888,435 Common Units.

Units constituting profits interests (Profits Interests Units) may also be issued from time to time in one or more series of any number of units. No such Profits Interest Units have been issued.

The Company is obligated to redeem the Series B Preferred Units at any time after April 27, 2017, upon 90 days written notice of at least a majority of the holders of the Series B Preferred Units then outstanding (the Electing Holders). The Company will effect such redemption by paying in cash

Contact At Once!, LLC
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

for each holder’s Series B Preferred Units the greater of: (i) the sum of each holder’s Adjusted Capital Contribution account and Preferred Return account; or (ii) a sum equal to each holder’s percentage ownership of the Company held by the owners of the then-outstanding Series B Preferred Shares on a fully diluted basis, multiplied by the fair market value of the Company.

Net income is allocated first to Preferred Members based on their ownership percentage and then to Common Members. Preferred Members are entitled to receive a preferred return out of any assets legally available, at the cumulative, non-compounded rate of 8% per annum on such Preferred Members’ Adjusted Capital Contribution Account on each Preferred Unit. The preferred return begins to accrue and accumulate on a daily basis from the date of original issuance of units and is payable in cash, when, and if, declared by the Board of Directors or in the event of a liquidation. No distributions may be declared or paid on any units of any other series or class of equity interests in the Company unless and until distributions are also declared and paid on all the outstanding Preferred Membership Units at the same time.

The cumulative preferred return account for Series A Preferred Units amounted to approximately $918,000 at December 31, 2013 and $763,000 at December 31, 2012. The cumulative preferred return account for Series B Preferred Units amounted to approximately $401,000 at December 31, 2013 and $161,000 at December 31, 2012.

10.Membership Units Based Compensation Agreements

Beginning in 2005, the Company awarded membership units to certain key employees and advisors. The Company accounts for the fair value of its membership unit grants in accordance with Financial Accounting Standards Board Accounting Standards Codification 718-10, Stock Compensation. The compensation cost charged against income for the grants was $80,233 and $54,914 for the years ended December 31, 2013 and 2012, respectively. Total unrecognized compensation cost for non-vested options approximated $202,679 at December 31, 2013.

Under the grant agreements, the Company may award incentive or non-qualified membership unit awards to its employees and advisors without limit. Membership units are awarded as part of total compensation for employees and advisors and are awarded based on length of service and performance measurements. All membership units awarded are done so at management’s discretion.

The exercise price is generally set at the undiluted net book value per unit determined at the end of the year of qualification. Certain awards were granted at a $.01 exercise price in accordance with individual compensation agreement provisions. All options granted have a maximum term of ten years and vest in periods from one to four years when awarded. The fair value of option grants is estimated on the date of the grant using the Black-Scholes option-pricing model. During 2013, the Company granted 52,832 membership unit options with an exercise price of $6.55 - $7.04 per unit. During 2012, the Company granted 25,550 membership unit options with exercise prices of $4.14 - $6.49 per unit.

The total intrinsic value of options exercised during the years ended December 31, 2013 and 2012 was $5,760 and $48,600; respectively. The Company received $1,360 and $75 of cash as a result of membership unit option exercises for the years ended December 31, 2013 and 2012, respectively.

Contact At Once!, LLC
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

The following assumptions were used for the membership unit option grants during the years ended December 31, 2013 and 2012:

Membership Unit
Options

	2013	2012

Risk-free interest rates	0.93% - 1.66%	0.68% - 1.36%
Expected lives (in years)	5.94 - 6.15	5.31 - 6.11
Dividend yield	—%	—%
Expected volatility	58.16% - 59.83%	58.10% - 59.29%

A summary of the status of the Company’s incentive based membership unit agreements outstanding as of December 31, 2013 and 2012, and changes during the years ended is presented below:

	2013		2012
	Number of	Weighted Average	Number of	Weighted Average
	Units	Exercise Price	Units	Exercise Price
Outstanding at beginning of year	176,075	$2.66	157,725	$2.26
Granted	52,832	6.65	25,050	5.38
Exercised	(1,087)	1.25	—	—
Forfeited	(13,820)	4.01	(6,700)	3.60
Repurchased	—	—	—	—
Outstanding at end of year	214,000	3.56	176,075	2.66

Options exercisable at year end	132,697	2.35	106,194	2.15

Weighted average fair value of options granted during the year	$3.66		$2.93

Contact At Once!, LLC
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

	Number	Number		Weighted Average
Exercise	Outstanding at	Exercisable at	Weighted Average	Remaining
Price	12/31/2013	12/31/2013	Exercise Price	Contractual Life
$0.01	1,000	1,000
1.00	21,250	21,250
2.45	77,975	74,533
2.55	44,843	29,401
4.14	8,500	3,810
6.49	8,000	2,353
6.55	40,232	350
6.76	2,200	—
6.93	2,100	—
7.04	7,900	—

Total	214,000	132,697	$2.35	5.82 years

A summary of the status of the Company’s non-qualified membership unit agreements outstanding as of December 31, 2013 and 2012, and changes during the years ended is presented below:

	2013		2012
	Number of	Weighted Average	Number of	Weighted Average
	Units	Exercise Price	Units	Exercise Price
Outstanding at beginning of year	33,500	$0.80	40,500	$0.58
Granted	—	—	500	6.49
Exercised	—	—	(7,500)	0.01
Forfeited	—	—	—	—
Repurchased	—	—	—	—
Outstanding at end of year	33,500	0.80	33,500	0.80

Options exercisable at year end	33,500	0.80	33,125	0.74

Weighted average fair value of options granted during the year	$—		$3.34

	Number	Number		Weighted Average
Exercise	Outstanding at	Exercisable at	Weighted Average	Remaining
Price	12/31/2013	12/31/2013	Exercise Price	Contractual Life
$0.01	22,000	22,000
1.00	2,500	2,500
2.45	8,500	8,500
6.49	500	500

Total	33,500	33,500	$0.80	2.72 years

Supplemental Information

INDEPENDENT AUDITOR’S REPORT ON
SUPPLEMENTAL INFORMATION

To the Board of Directors
Contact At Once!, LLC

We have audited the consolidated financial statements of Contact At Once!, LLC as of and for the years ended December 31, 2013 and 2012, and have issued our report thereon dated May 7, 2014, which contained an unqualified opinion on those consolidated financial statements. Our audits were performed for the purpose of forming an opinion on the consolidated financial statements taken as a whole. The Consolidated Schedules of Selling, General and Administrative Expenses are presented for purposes of additional analysis and are not a required part of the consolidated financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures applied in the audits of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States. In our opinion, the information is fairly stated in all material respects in relation to the consolidated financial statements as a whole.

/s/ Windham Brannon P.C.
Certified Public Accountants
May 7, 2014

Contact At Once!, LLC
Consolidated Schedules of Selling, General and Administrative Expenses
For the Years Ended December 31, 2013 and 2012
	2013	2012

Labor	$5,761,883	$4,101,677
Commissions	2,257,203	1,604,654
Marketing	710,859	570,066
Insurance	548,666	297,596
Travel and entertainment	456,784	369,345
Rent	373,979	174,431
Tax and licenses	264,568	137,693
Legal and accounting	196,950	238,156
Telecommunications and computers	174,154	114,001
Bad debt expense	143,542	85,967
Employee benefit contribution	136,044	91,063
Bank charges	123,452	80,970
Referral fees	118,050	30,832
Education	92,489	27,186
Depreciation and amortization	79,840	34,998
Office supplies	54,987	44,030
Dues and subscriptions	23,201	13,115
Recruiting expense	16,271	12,845
Miscellaneous	15,364	20,967

Total selling, general and administrative expenses	$11,548,286	8,049,592

See Independent Auditor's Report on Supplemental Information.